Exhibit 10.1

FORM OF NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is made and entered into as of        , 2021 (the “Effective Date”), by and among INSPIRE VETERINARY PARTNERS, INC., a Delaware limited liability company (the “Company”), and those parties that (i) are identified on Schedule I attached hereto and incorporated herein by this reference, and (ii) have executed a joinder agreement in substantially the same form as that attached hereto as Exhibit B and incorporated herein by this reference (each such party, an “Investor”, and collectively the “Investors”).

RECITALS

WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company, Subordinated Unsecured Convertible Promissory Notes (the “Notes,” and each individually, a “Note”) in the aggregate principal amount, in one or more closings and on the terms and conditions set forth in this Agreement, of up to $10,000,000.00.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth in this Agreement, the parties to this Agreement agree as follows:

Section 1. AUTHORIZATION AND SALE.

1.1       Authorization. Upon the terms and subject to the conditions set forth in this Agreement, the Company has duly authorized the issuance and sale to each Investor, pursuant to the terms of this Agreement, of a Note (or Notes), in the form attached as Exhibit A, with a principal amount (or amounts) equal to the amount (or amounts) set forth opposite such Investor’s name on Schedule I, against payment of the purchase price therefor by wire transfer of immediately available funds.

1.2       Subscription and Purchase. Upon the terms and subject to the conditions set forth in this Agreement, each Investor hereby irrevocably subscribes for and agrees to purchase at each Closing (as defined below) a Note with the original principal amount indicated opposite such Investor’s name on Schedule I.

1.3       Closing. The initial purchase and sale of the Notes (the “Closing”) shall take place electronically (by the electronic exchange of documents by the Parties hereto) at 5:00 p.m. (Eastern Time) on the date hereof. At the Closing:

(a)       the Company shall deliver to each Investor a Note for the principal amount set forth opposite such Investor’s name under “Principal Amount of Note” on Schedule I, and registered in the name of such Investor; and

(b)       each Investor shall pay to the Company the purchase price for such Note, as set forth opposite such Investor’s name on Schedule I, by (i) a cashier’s check payable to the Company’s order, (ii) wire transfer of immediately available funds to the Company, or (iii) any combination of the foregoing.

The purchase and sale of any subsequent Notes shall be at such time as requested by the Company and in such amounts requested and mutually agreed by the Investors in order to provide for any earnout payments under the Purchase Agreement, and such closing shall be deemed a “Closing” hereunder.

1.4       Separate Sales. The Company’s agreement with each of the Investors is a separate agreement, and the sale of the Notes to each of the Investors is a separate sale.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to each Investor that the statements in the following subsections of this Section 2 are all true and complete as of the date hereof and as of any Closing date:

2.1       Organization, Good Standing and Qualification. The Company has been duly incorporated and organized, and is validly existing and in good standing, under the laws of the State of Delaware. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Notes (this Agreement and the Notes are referred to collectively in this Agreement as the “Transaction Agreements”), and any other agreements contemplated by the Transaction Agreements, to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted. The Company is presently qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the Company’s business, properties, prospects or financial condition.

2.2       Capitalization. The capitalization of the Company immediately prior to the initial Closing consists of the following:

(a)        Common Stock. A total of 120,000,000 authorized shares of common stock, par value $0.0001 per share (the “Common Stock”), consisting of 20,000,000 designated as Class A Common Stock, 4,300,000 shares of which are issued and outstanding, and 100,000,000 designated as Class B Common Stock, 700,000 of which are issued and outstanding. The Company holds no treasury stock, and no securities of the Company are held by any subsidiary of the Company.

(b)        Preferred Stock. A total of 50,000,000 authorized shares of Class B stock, par value $0.0001 per share (the “Preferred Stock”), none of which are issued or outstanding.

(c)        Options, Warrants, and Reserved Shares. Other than pursuant to (i) this Agreement, (ii) that certain Master Agreement dated February 17, 2021, by and among the Company, KVC Properties LLC, KVC Holding Company, LLC, Gregory Armstrong, Kenneth S. Lundquist, Chuck Keiser, and Don I. Williamson, Jr., issued as of October 20, 2016, to TM/RTA Rollover, LLC, and (iii) those certain Note Purchase Agreements listed on Schedule II attached hereto, there are no outstanding options, warrants, rights (including conversion or preemptive rights), or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company’s capital stock, and no shares of the Company’s outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants, or rights, or other stock issuable by the Company, are subject to any preemptive rights, rights of first refusal, or other rights to purchase such stock (whether in favor of the Company or any other person) pursuant to any agreement or commitment of the Company.

2.3       Due Authorization. All corporate action on the part of the Company and its officers and directors necessary for the authorization, execution, delivery, and performance of all obligations of the Company under the Transaction Agreements has been taken, and this Agreement constitutes, and the Transaction Agreements when executed and delivered, shall constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (b) the effect of rules of law governing the availability of equitable remedies.

2.4      Valid Issuance of Securities.

(a)       The Notes, when issued and paid for as provided in this Agreement, and any shares of Common Stock issued upon conversion of the Notes (in accordance with the terms and conditions of such Notes) shall be duly authorized and validly issued, fully paid, and (in the case of such shares of Common Stock) nonassessable, and shall be free of any liens, encumbrances or restrictions on transfer (other than those created by the Transaction Agreements, the Certificate of Incorporation and applicable state and/or federal securities laws).

(b)       Based in part on the representations made by the Investors in Section 3, the Notes (assuming no change in applicable law) are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”).

(c)       The Company has not offered any Notes, or substantially similar securities of the Company, for sale to, or solicited any offers to buy from, or otherwise approached or negotiated in respect of any Notes or substantially similar securities of the Company with, any persons other than the Investors. The Company has not taken any action that shall cause the issuance, sale and delivery of the Notes to constitute a violation of the Securities Act or any applicable state securities laws.

2.5       Governmental Consents. No consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority is required on the part of the Company in order to enable the Company to execute, deliver and perform its obligations under the Transaction Agreements except for (a) such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement or (b) as could not otherwise reasonably be expected to have a material adverse effect on the Company. All such qualifications and filings shall, in the case of qualifications, be effective on the Closing and shall, in the case of filings, be made within the time prescribed by law.

2.6       Non contravention. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements are not in conflict with and will not result in (a) a violation or breach of, or default under, with or without the passage of time or the giving of notice or both, the Certificate of Incorporation or the Company’s Bylaws, any judgment, order or decree of any court or arbitrator to which the Company is a party or is subject, any agreement or contract of the Company or, to the best of the Company’s knowledge, any statute, law, regulation, or order, or (b) an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company, in each case, except as could not reasonably be expected to have a material adverse effect on the Company.

Section 3. REPRESENTATIONS, WARRANTIES, AND CERTAIN AGREEMENTS OF THE INVESTORS.

Each Investor hereby represents and warrants to, and agrees with, the Company, severally and not jointly and only with respect to itself, that:

3.1       Authorization. The Investor has full power and authority to enter into the Transaction Agreements and each such Transaction Agreement constitutes the Investor’s valid and legally binding obligation, enforceable in accordance with its terms except (a) as may be limited by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (b) as may be limited by the effect of rules of law governing the availability of equitable remedies.

3.2       Purchase for Own Account. The Notes shall be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the public resale or distribution of such Notes within the meaning of the Securities Act, and the Investor has no present intention of selling, granting any participation in or otherwise distributing the same. The Investor also represents that it has not been formed for the specific purpose of acquiring the Notes.

3.3       Exempt Offering. The Investor acknowledges that the Notes have not been registered under the Securities Act or under any state securities law or blue sky law of any jurisdiction (“Blue Sky Laws”) and are being offered and sold pursuant to an exemption from registration contained in the Securities Act and applicable Blue Sky Laws based in part upon the representations of the Investors contained in this Agreement.

3.4       Accredited Investor Status. The Investor is an “accredited investor” within the meaning of the Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect.

3.5       Restricted Securities. The Investor understands that the Notes are characterized as “restricted securities” under the Securities Act inasmuch as they are being (or shall be) acquired from the Company in a transaction not involving a public offering and that under the Securities Act, applicable regulations under the Securities Act and applicable Blue Sky Laws, such Notes may be resold without registration under the Securities Act and under applicable Blue Sky Laws only in certain limited circumstances. The Investor represents that it is familiar with SEC Rule 144, as presently in effect, and applicable Blue Sky Laws and understands the resale limitations imposed by SEC Rule 144 and by the Securities Act and applicable Blue Sky Laws. The Investor understands that the Company is under no obligation to register any of the securities sold under this Agreement. The Investor understands that no market now exists for any of the Notes, and that it is uncertain whether a market, public or otherwise, shall ever exist for the Notes.

3.6       Legends. It is understood that the Notes shall bear a legend substantially similar to the legend set forth below (in addition to any legend required under applicable state securities laws):

(a)       “NEITHER THIS SUBORDINATED CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) NOR ANY OF THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THIS NOTE OR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT REGISTRATION OF SUCH NOTE OR SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE OR SUCH SECURITIES, IN A FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE TO ALL SENIOR INDEBTEDNESS OF THE COMPANY, WHETHER SUCH SENIOR INDEBTEDNESS IS OUTSTANDING AS OF THE DATE OF THIS NOTE OR INCURRED AFTER THE DATE OF THIS NOTE, AND ALL SUCH SENIOR INDEBTEDNESS IS SENIOR IN RIGHT OF PAYMENT TO THIS NOTE; AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE SUBORDINATION PROVISIONS CONTAINED HEREIN.”

(b)       Any other legends required by state securities laws applicable to any individual Investor.

The legend set forth in Subsection 3.6(a) above shall be removed by the Company from any applicable Notes upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer shall not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Notes.

Section 4. GENERAL PROVISIONS.

4.1       Survival of Representations and Warranties. The representations, warranties and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and each Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors, their respective counsel or the Company, as the case may be.

4.2       Successors and Assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties to this Agreement (including transferees of any Notes).

4.3       Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties to this Agreement and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.4       Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the Commonwealth of Virginia as applied to agreements among Virginia residents entered into and to be performed entirely within Virginia, excluding that body of law relating to conflict of laws.

4.5       Jurisdiction. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state and federal courts located in the Eastern District of Virginia for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement; (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Virginia; and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

4.6       Counterparts. This Agreement may be executed in two or more counterparts (including, without limitation, by .PDF email attachment or facsimile counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

4.7       Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, subsections, exhibits, and schedules shall, unless otherwise provided, refer to sections and subsections of this Agreement and exhibits and schedules attached to this Agreement, all of which exhibits and schedules are incorporated in this Agreement by this reference.

4.8       Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered personally, by facsimile transmission, by electronic mail or by nationally recognized overnight delivery service or by first class certified or registered mail, return receipt requested, postage prepaid:

If to the Company:

Inspire Veterinary Partners, Inc.

c/o Kimball Carr, CEO

2324 Valle Rio Way

Virginia Beach, Virginia 23456

Email:

or at such other address or addresses as may have been furnished by giving five days’ advance written notice to all other parties.

If to an Investor, at its address set forth on Schedule I, or at such other address or addresses as may have been furnished to the Company by giving five days’ advance written notice.

Notices provided in accordance with this Section 4.8 shall be deemed delivered (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a .PDF document (in each case, with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

4.9        Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of each party hereto. Any amendment or waiver effected in accordance with this Section 4.9 shall be binding upon each Investor and the Company.

4.10       Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

4.11       Entire Agreement. This Agreement, together with all exhibits and schedules to this Agreement, constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter of this Agreement.

4.12       Further Assurances. From and after the date of this Agreement, upon the request of the Investors or the Company, the Company and the Investors shall execute and deliver such instruments, documents, or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

4.13       Adjustments for Stock Splits, etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, or a price per share of such stock, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares or the price so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class of stock by such subdivision, combination or stock dividend.

4.14       Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Investor, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Investor; nor shall it be construed to be a waiver of any such breach or default or an acquiescence in such breach or default or of or in any similar breach or default occurring after such breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after such breach or default. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.

INSPIRE VETERINARY PARTNERS, INC.

By:	/s/ Kimball Carr
Name:	Kimball Carr
Its:	Chief Executive Officer

[Investor Signature Pages Follow.]